Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-35024




PROSPECTUS SUPPLEMENT DATED NOVEMBER 20, 2000

(To Prospectus filed on May 8, 2000)




                                PMC-SIERRA, INC.



                                   PROSPECTUS

                        4,794,065 Shares of Common Stock


                        --------------------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                              Shares to be
                                                            Offered for the
      Selling Stockholders                                Selling Stockholder
-----------------------------------------------------    ---------------------


Christopher K. Laker and Jennifer L. Laker                          25

Elizabeth Lau Poon Custodian for Stacy Su-Chio
  Poon UCAUTMA Until Age 21                                         65

Elizabeth Lau Poon Custodian for Michelle Wing-Shuen
  Poon UCAUTMA until Age 21                                         65

Tiffany  Huen-Sie Poon                                              65